EXHIBIT 10.1

EXECUTION COPY

As of July 1, 2004

CDC Mortgage Capital Inc.

9 West 57th Street, 36th Floor

New York, New York 10019

Attention:	Mr. Raymond Sullivan

	Re:	Second Amended and Restated Master Repurchase Agreement, dated as of June 23, 2003, as amended (the “Repurchase Agreement”), among CDC Mortgage Capital Inc. (“Buyer”) and New Century Mortgage Corporation and NC Capital Corporation (each, a “Seller”)

Ladies and Gentlemen:

In general, the Termination Date under the Repurchase Agreement is June 23, 2004 unless otherwise extended pursuant to Section 3(m) of the Repurchase Agreement and pursuant to Waiver and Amendment No. 5 to the Repurchase Agreement (“Amendment No. 5”), certain covenants under the Repurchase Agreement were waived for the period ending on May 15, 2004. Seller and Buyer have entered into an extension letter, dated as of June 18, 2004, whereby the Termination Date has been extended until the close of business on July 7, 2004 and certain waivers of the covenants until the close of business on July 7, 2004 . At the present time, the Seller has again requested that the Buyer extend the Termination Date and such waivers.

In consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Pursuant to Section 3(m) of the Repurchase Agreement, Buyer hereby extends the Termination Date until the close of business on July 21, 2004.

2.	Each of the parties hereto agrees that the provisions of Amendment No. 5, as amended by the extensions of waiver, are hereby amended by deleting the date July 7, 2004 in each place that it appears in Amendment No. 5 and substituting therefor the date July 21, 2004.

3.	Except as described herein, all of the terms of the Repurchase Agreement are hereby ratified and confirmed in all respects.

4.	All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Repurchase Agreement.

5.	In the event that any provision of this agreement conflicts with any provision of the Repurchase Agreement or the Custodial and Disbursement Agreement, the terms of this agreement shall control.

6.	This agreement shall not be assigned by the Seller without the prior written consent of the Buyer, which consent shall be in Buyer’s sole discretion.

7.	This agreement may be executed in any number of counterparts, each of which shall constitute an original agreement, and all of which together shall constitute one and the same instrument, and either party hereto may execute this agreement by signing any such counterpart.

8.	This agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

Please indicate your acceptance and agreement by signing below where indicated and returning an originally executed copy of this agreement to Seller.

Very truly yours,

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Executive Vice President

NC CAPITAL CORPORATION

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	President

Accepted and Agreed:

CDC MORTGAGE CAPITAL INC.

By:	/s/ WILLIAM BRANAGH
Name:	William Branagh
Title:	Managing Director

By:	/s/ ANTHONY MALANGA
Name:	Anthony Malanga
Title:	Managing Director